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                                                                    Exhibit 5.01




                                 Strauss & Troy
                          The Federal Reserve Building
                             150 East Fourth Street
                           Cincinnati Ohio 45202-4018



                                January 24, 2000


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington D.C. 20549-0404

Ladies and Gentlemen:

                  We have acted as counsel for Regent Communications, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), of 3,047,500 shares of the Company's common stock, par value of $.01 per share (the "Common Stock").

                  We have examined originals or copies certified or otherwise identified to our satisfaction of such records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company and such other documents as we have deemed necessary to form the basis of our opinion expressed herein. Based on the foregoing, we advise you that in our opinion the shares of Common Stock, when issued and delivered in the manner contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the use of our name under the caption "Legal Matters" and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                      Very truly yours,


                                                      /s/ Strauss & Troy
                                                      --------------------
                                                      Strauss & Troy